UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 29, 2013
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 29, 2013, the Board of Directors (the “Board”) of FelCor Lodging Trust Incorporated (the “Company”) duly adopted Articles Supplementary pursuant to the Maryland General Corporation Law (the “MGCL”) reclassifying 67,758 previously redeemed shares of the Company’s 9% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, as authorized but unissued shares of the Company’s preferred stock, par value $0.01 per share, without designation as to class or series.
In addition, the Company, by resolution of the Board duly adopted on October 29, 2013, has elected to become subject to Section 3-804(c) of the MGCL. In general, that statute provides, in relevant part, that each vacancy on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office and that any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.
At the same time, the Board amended and restated the Company’s bylaws (the “Bylaws”) to conform the Bylaws to the foregoing election under Section 3-804(c). In addition, the Board adopted a forum selection clause selecting Maryland courts as the exclusive forum for certain proceedings involving the Company. The Bylaws were also amended to make certain other technical corrections to the sections of the Bylaws involving stockholder’s notices, adjournments, notices and powers and duties of officers.
The foregoing summaries are qualified in their entirety by reference to the two Articles Supplementary filed with the Maryland Secretary of State on October 30, 2013 and the Company’s amended and restated Bylaws, copies of which are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this current report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit
3.1	Articles Supplementary, as filed on October 31, 2013.
3.2	Articles Supplementary, as filed on October 31, 2013.
3.3	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 4, 2013		FELCOR LODGING TRUST INCORPORATED

	By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Articles Supplementary, as filed on October 31, 2013.
3.2	Articles Supplementary, as filed on October 31, 2013.
3.3	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated.